Exhibit 99.1

Rubicon Project Announces Record Financial Results

Leader in Advertising Technology Reports 60% Revenue Growth; Raises Outlook

•	Third quarter revenue was $32.2 million, up 60% year-over-year

•	Third quarter managed revenue[1] was $168.2 million, up 43% year-over-year, including RTB growth of 75% year-over-year

•	Third quarter adjusted EBITDA[2] was $4.8 million, up 656% year-over-year

•	Third quarter non-GAAP earnings per share[2] was $0.05

LOS ANGELES, California – October 23, 2014 – The Rubicon Project, Inc. (NYSE: RUBI), a leader in advertising automation and real-time trading platforms for the buying and selling of advertising, today reported financial results for the quarter ended September 30, 2014.

“Our revenue performance in the third quarter of 2014 was the best in our history and our positive adjusted EBITDA was well ahead of forecast,” said Frank Addante, CEO, Founder, and Chief Product Architect of Rubicon Project.

“Our innovations in private exchanges, mobile, and now agency marketplaces, on top of our ongoing momentum in open RTB auction technologies, fueled our 60% growth in the quarter. Our team continues to deliver outstanding results as we execute our mission to automate the buying and selling of advertising and we believe we are ideally positioned to continue to benefit from our investments and future innovations during the seasonally strong fourth quarter and beyond.”

Q3 2014 Financial Results:

•	Revenue was $32.2 million for the third quarter of 2014, an increase of 60% from $20.1 million for the third quarter of 2013.

•	Adjusted EBITDA[2] was $4.8 million for the third quarter of 2014 compared to $0.6 million for the third quarter of 2013.

•	Net loss was $4.6 million for the third quarter of 2014 compared to a net loss of $4.9 million for the third quarter of 2013.

•	Net loss per share attributable to common stockholders was $0.14 for the third quarter of 2014, based on 33.7 million weighted-average shares outstanding. This compares to a net loss per share of $0.52 for the third quarter of 2013, which was based on 11.5 million weighted-average shares outstanding.

•	Non-GAAP earnings per share[2] was $0.05 for the third quarter of 2014, based on 33.7 million non-GAAP weighted-average shares outstanding. This compares to a non-GAAP net loss per share of $0.05 for the third quarter 2013, which was based on 26.2 million non-GAAP weighted-average shares outstanding.

Key Operational Measures:

•	Managed revenue[1] was $168.2 million for the third quarter of 2014, an increase of 43% from $117.6 million for the third quarter of 2013.

•	Take rate[1] was 19.1% for the third quarter of 2014, compared to 17.1% for the third quarter of 2013.

Guidance:

As of October 23, 2014, the Company is providing full year ending December 31, 2014 expectations and guidance as follows:

•	Revenue between $122 million and $123 million;

•	Adjusted EBITDA[2] between $9 million and $10 million; and

•	Non-GAAP loss per share[2] between $0.06 and $0.03 based on approximately 32.1 million non-GAAP weighted-average shares outstanding.

[1]	Managed revenue and take rate are operational measures. Managed revenue represents advertising spending transacted on our platform and would represent our revenue if we were to record our revenue on a gross basis instead of a net basis. Take rate represents our share of managed revenue.
[2]	Adjusted EBITDA and non-GAAP earnings (loss) per share are non-GAAP financial measures. Please see the discussion in the section called “Key Operational and Non-GAAP Financial Measures” and the reconciliations included at the end of this earnings release.

Conference Call Information:

The Company will host a conference call on October 23, 2014 at 2:00 PM (PT) / 5:00 PM (ET) to discuss the third quarter, 2014 financial results of operations. The conference call can be accessed at (877) 201-0168 (U.S.) or (647) 788-4901 (International), conference ID# 14030031. The call will also be broadcast simultaneously at http://investor.rubiconproject.com. Following completion of the call, a recorded replay of the webcast will be available on Rubicon Project’s website. Additional investor information can be accessed at http://investor.rubiconproject.com.

About The Rubicon Project, Inc.

Rubicon Project pioneered advertising automation. Its technology platform provides leading user reach and is used by hundreds of the world’s premium publishers and applications to connect with top brands around the globe. Rubicon Project’s mission is to automate the buying and selling of advertising by offering innovative technology products to connect buyers and sellers globally.

Headquartered in Los Angeles, Rubicon Project has offices worldwide. Learn more at RubiconProject.com. Twitter: @RubiconProject.

Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc. All other marks mentioned are the property of their respective owners.

Forward-Looking Statements

This press release and management’s answers to questions during our earnings call may contain forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, our belief that we are innovating in private exchanges, mobile, and agency marketplaces; our belief that there is ongoing momentum in open RTB auction technologies; our belief that we are continuing to deliver outstanding results as we execute our mission to automate the buying and selling of advertising; and our belief that we are ideally positioned to continue to benefit from our investments and future innovations during the seasonally strong fourth quarter and beyond; our guidance and other statements concerning our anticipated performance, including revenue, margin, cash flow, balance sheet, and profit expectations; development of our technology; introduction of new offerings; scope and duration of client relationships; business mix; sales growth; client utilization of our offerings; market conditions and opportunities; operational measures including managed revenue, paid impressions, average CPM, and take rate; and factors that could affect these and other aspects of our business. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: our ability to grow rapidly and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; the freedom of buyers and sellers to direct their spending and inventory to competing sources or inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new solutions and bring them to market in a timely manner; our ability to maintain a supply of advertising inventory from sellers; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; the effects of increased competition in our market and our ability to compete effectively and to maintain our pricing and take rate; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to consummate future acquisitions of or investments in complementary companies or technologies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy; and our ability to develop and maintain our corporate infrastructure, including our finance and information technology systems and controls. We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the captions “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the Securities and

Exchange Commission. Additional information will also be set forth in other filings we make from time to time with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed with the Securities and Exchange Commission completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Key Operational and Non-GAAP Financial Measures

Rubicon Project’s management evaluates and makes operating decisions using various operational and financial measures.

Operational Measures

Managed revenue is an operational measure that represents the advertising spending transacted on our platform, and would represent our revenue if we were to record our revenue on a gross basis instead of a net basis. Managed revenue does not represent revenue reported in accordance with generally accepted accounting principles in the United States (“GAAP”). We review managed revenue for internal management purposes to assess market share and scale. Many companies in our industry record revenue on a gross basis, so tracking our managed revenue allows us to compare our results to the results of those companies. Our managed revenue is influenced by the volume and characteristics of paid impressions, and average CPM.

Take rate is an operational measure that represents our share of managed revenue. We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period, the scale of a buyer’s or seller’s activity on our platform, product mix, the implementation of new products, platforms and solution features, auction dynamics, and the overall development of the digital advertising ecosystem.

Financial Measures

This press release includes information relating to adjusted EBITDA and non-GAAP earnings (loss) per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. Management believes that these non-GAAP financial measures provide useful information about our core operating results and thus are appropriate to enhance the overall understanding of our past financial performance and our prospects for the future.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP earnings (loss) per share eliminate the impact of items that we do not consider indicative of our core operating performance and operating performance on a per share basis. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP measures to their most comparable GAAP financial measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of net loss to adjusted EBITDA” and “Calculation of net loss attributable to common stockholders to non-GAAP earnings (loss) per share” included as part of this press release.

We define adjusted EBITDA as net loss adjusted for stock-based compensation expense, depreciation and amortization, interest income or expense, change in fair value of pre-IPO convertible preferred stock warrant liabilities, and other income or expense, which mainly consists of foreign exchange gains and losses, certain other non-recurring income or expenses such as acquisition and related costs, and provision for income taxes. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons:

•	adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest income or expense, change in fair value of preferred stock warrant liabilities, foreign exchange gains and losses, certain other non-recurring income or expense such as acquisition and related costs, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•	our management uses adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our financial performance;

•	adjusted EBITDA may sometimes be considered by the compensation committee of our board of directors in connection with the determination of compensation for our executive officers; and

•	adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•	stock-based compensation is a non-cash charge and is and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future; adjusted EBITDA does not reflect any cash requirements for these replacements;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, capital expenditures or contractual commitments, and therefore may not reflect periodic increases in capital expenditures;

•	adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense; and

•	other companies may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, we also consider other financial measures, including net loss.

Non-GAAP earnings (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net loss attributable to common stockholders excluding the change in fair value of preferred stock warrant liabilities, cumulative preferred stock dividends, stock-based compensation, acquisition and related items expense, foreign currency gains and losses, and amortization of intangible assets. The non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings (loss) per share assume the net exercise of a preferred stock warrant and the conversion of each share of convertible preferred stock to one half share of common stock in connection with our initial public offering as if they had occurred at the beginning of each respective period presented, whereas, weighted-average shares outstanding used to calculate GAAP earnings (loss) per share reflect the net exercise and conversion as of April 7, the date our IPO closed. The weighted-average shares used to compute net loss per share, non-GAAP weighted-average shares outstanding used to compute non-GAAP earnings (loss) per share, and non-GAAP weighted-average shares outstanding used in our guidance for the full year non-GAAP earnings (loss) per share include the 6.4 million shares issued in our initial public offering from the date our IPO closed. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis by taking into consideration all preferred stock ownership on an as-converted basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Because of these limitations, we also consider the comparable GAAP financial measure of net loss attributable to common stockholders.

Investor Relations Contact

Derek Brown

ICR

(415) 430-2075

Investor@rubiconproject.com

Media Contact

Dallas Lawrence

Rubicon Project

(424) 230-7947

Press@rubiconproject.com

THE RUBICON PROJECT, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$104,089	$29,956
Accounts receivable, net	99,913	94,722
Prepaid expenses and other current assets	6,336	4,141

TOTAL CURRENT ASSETS	210,338	128,819
Property and equipment, net	14,111	8,712
Internal use software development costs, net	11,221	7,204
Goodwill	1,491	1,491
Intangible assets, net	180	510
Other assets, non-current	1,425	3,151

TOTAL ASSETS	$238,766	$149,887

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$127,982	$120,198
Debt and capital lease obligations, current portion	157	288
Other current liabilities	2,133	2,901

TOTAL CURRENT LIABILITIES	130,272	123,387
Debt and capital leases, net of current portion	—	3,893
Convertible preferred stock warrant liabilities	—	5,451
Other liabilities, non-current	1,674	996

TOTAL LIABILITIES	131,946	133,727

Convertible preferred stock	—	52,571
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	188,899	25,532
Accumulated other comprehensive income	62	96
Accumulated deficit	(82,141)	(62,039)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	106,820	(36,411)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$238,766	$149,887

THE RUBICON PROJECT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue	$32,165	$20,063	$83,463	$55,698
Expenses:
Cost of revenue[1]	5,144	4,181	14,456	11,212
Sales and marketing[1]	11,540	6,405	30,863	18,767
Technology and development[1]	5,766	4,823	15,041	14,072
General and administrative[1]	15,157	7,603	42,130	17,963

Total expenses	37,607	23,012	102,490	62,014

Loss from operations	(5,442)	(2,949)	(19,027)	(6,316)
Other (income) expense:
Interest expense, net	23	69	94	229
Change in fair value of preferred stock warrant liabilities	—	1,090	732	2,067
Foreign exchange (gain) loss, net	(826)	763	104	413

Total other (income) expense, net	(803)	1,922	930	2,709

Loss before income taxes	(4,639)	(4,871)	(19,957)	(9,025)
Provision (benefit) for income taxes	(17)	74	145	187

Net loss	(4,622)	(4,945)	(20,102)	(9,212)
Cumulative preferred stock dividends	—	(1,070)	(1,116)	(3,174)

Net loss attributable to common stockholders	$(4,622)	$(6,015)	$(21,218)	$(12,386)

Basic and diluted net loss per share attributable to common stockholders	$(0.14)	$(0.52)	$(0.81)	$(1.08)

Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	33,673	11,544	26,130	11,433

[1]	Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Cost of revenue	$39	$24	$127	$64
Selling and marketing	793	242	2,070	805
Technology and development	530	396	1,257	1,183
General and administrative	5,788	887	13,273	2,515

Total stock-based compensation	$7,150	$1,549	$16,727	$4,567

THE RUBICON PROJECT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended
	September 30, 2014	September 30, 2013
OPERATING ACTIVITIES:
Net loss	$(20,102)	$(9,212)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	8,123	6,133
Stock-based compensation	16,727	4,567
Loss (gain) on disposal of property and equipment, net	199	(12)
Change in fair value of preferred stock warrant liabilities	732	2,067
Deferred income taxes	(43)	—
Unrealized foreign currency (gain) loss	(1,356)	663
Changes in operating assets and liabilities:
Accounts receivable	(5,301)	(2,504)
Prepaid expenses and other assets	(1,936)	(796)
Accounts payable and accrued expenses	9,115	6,909
Other liabilities	(906)	976

Net cash provided by operating activities	5,252	8,791

INVESTING ACTIVITIES:
Purchases of property and equipment	(8,564)	(5,441)
Capitalized internal use software development costs	(6,619)	(2,384)
Change in restricted cash	100	(1,200)

Net cash used in investing activities	(15,083)	(9,025)

FINANCING ACTIVITIES:
Proceeds from the issuance of common stock in initial public offering, net of underwriting discounts and commissions	89,733	—
Payments of initial public offering costs	(3,037)	—
Proceeds from exercise of stock options	1,194	478
Repayment of debt and capital lease obligations	(4,025)	(906)

Net cash provided by (used in) financing activities	83,865	(428)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	99	5
CHANGE IN CASH AND CASH EQUIVALENTS	74,133	(657)
CASH—Beginning of period	29,956	21,616

CASH AND CASH EQUIVALENTS—End of period	$104,089	$20,959

SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Capitalized assets financed by accounts payable and accrued expenses	$1,124	$—
Leasehold improvements paid by landlord	$803	$—
Capitalized stock-based compensation	$492	$103
Conversion of preferred stock to common stock	$52,571	$—
Reclassification of preferred stock warrant liabilities to additional-paid-in-capital	$6,183	$—
Reclassification of deferred offering costs to additional-paid-in-capital	$3,533	$—

THE RUBICON PROJECT, INC.

KEY OPERATIONAL AND FINANCIAL MEASURES

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operational Measures:
Managed revenue (in thousands)	$168,213	$117,554	$451,319	$326,656
Take rate	19.1%	17.1%	18.5%	17.1%
Financial Measures:
Revenue (in thousands)	$32,165	$20,063	$83,463	$55,698
Adjusted EBITDA (in thousands)	$4,778	$632	$5,823	$4,697

THE RUBICON PROJECT, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Financial Measure:
Net loss	$(4,622)	$(4,945)	$(20,102)	$(9,212)
Add back (deduct):
Depreciation and amortization expense	3,070	2,032	8,123	6,133
Stock-based compensation expense	7,150	1,549	16,727	4,567
Acquisition and related items	—	—	—	313
Interest expense, net	23	69	94	229
Change in fair value of preferred stock warrant liabilities	—	1,090	732	2,067
Foreign currency (gain) loss, net	(826)	763	104	413
Provision (benefit) for income taxes	(17)	74	145	187

Adjusted EBITDA	$4,778	$632	$5,823	$4,697

THE RUBICON PROJECT, INC.

CALCULATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NON-GAAP (EARNINGS) LOSS PER SHARE

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Calculation of non-GAAP earnings (loss) per share:
Net loss attributable to common stockholders	$(4,622)	$(6,015)	$(21,218)	$(12,386)
Add back (deduct):
Change in fair value of preferred stock warrant liabilities	—	1,090	732	2,067
Cumulative preferred stock dividends	—	1,070	1,116	3,174
Stock-based compensation	7,150	1,549	16,727	4,567
Acquisition and related items	—	—	—	313
Foreign currency (gain) loss, net	(826)	763	104	413
Amortization of intangible assets	68	168	329	744

Non-GAAP net income (loss)	$1,770	$(1,375)	$(2,210)	$(1,108)

Non-GAAP earnings (loss) per share	$0.05	$(0.05)	$(0.07)	$(0.04)

Non-GAAP weighted-average shares outstanding	33,673	26,240	31,298	26,129

Reconciliation of basic and diluted weighted-average shares used to compute net earnings (loss) per share attributable to common stockholders to non-GAAP weighted-average shares outstanding:
Basic and diluted weighted-average shares used to compute net earnings (loss) per share attributable to common stockholders	33,673	11,544	26,130	11,433
Conversion of preferred stock, weighted-average	—	14,410	5,067	14,410
Conversion of net exercised preferred stock warrant, weighted-average	—	286	101	286

Non-GAAP weighted-average shares outstanding	33,673	26,240	31,298	26,129